Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

August 7, 2015

ONEOK Partners, L.P.

100 West Fifth Street

Tulsa, OK 74103

Re:	Registration Statement on Form S-3 filed
with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), and ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership (the “Guarantor” and, together with the Partnership, the “Obligors”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Partnership and the Guarantor with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2015, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of (a) common units (“Common Units”) representing limited partner interests in the Partnership, (b) senior debt securities (“Senior Debt Securities”) that may be issued in one or more series, by the Partnership, (c) subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) that may be issued in one or more series, by the Partnership, and (d) guarantees of Debt Securities (“Guarantees”) by the Guarantor.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Debt Securities issued solely by the Partnership will be issued either pursuant to a senior indenture substantially in the form incorporated by reference into Exhibit 4.46 to the Registration Statement (the “Senior Indenture”) or pursuant to a subordinated indenture substantially in the form incorporated by reference into Exhibit 4.47 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), in each case, between the Partnership and Wells Fargo Bank, National Association, as trustee, as such Indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities. Debt Securities issued by the Partnership will be issued either pursuant to the Senior Indenture or pursuant to the Subordinated Indenture, in each case, as such Indenture may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Partnership, the trustee under such Indenture, and if such Debt Securities are to be guaranteed by the Guarantor, the Guarantor. Guarantees of Debt Securities by the Guarantor will be issued either pursuant to the Senior Indenture or the

Subordinated Indenture, in each case, as such Indenture may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Partnership, the Guarantor and the trustee under such Indenture entered into at the time of and in connection with the issuance of such Guarantees and such Debt Securities.

In rendering the opinions set forth herein, we have examined and relied on (a) the Registration Statement and the exhibits thereto, (b) the Prospectus, (c) the forms of the Indentures and (d) originals or copies, certified or otherwise identified to our satisfaction of the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated September 19, 2006, as amended by Amendment No. 1 thereto dated July 20, 2007, Amendment No. 2 dated July 12, 2011 and Amendment No. 3 thereto dated February 16, 2012, and such other instruments and other certificates of public officials, officers and representatives of the registrants under the Registration Statement, the general partner of the Partnership and such other persons as we have deemed appropriate as a basis for the opinions expressed below. In our examination, we have assumed without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.

In rendering the opinions expressed in paragraphs 4 and 5 below, we have also assumed that (i) each of the Indentures (and any supplemental indenture thereto) will constitute the legal, valid and binding obligation of each party thereto (other than any Obligor that is a party thereto), enforceable against each party thereto (other than any Obligor that is a party thereto) in accordance with its terms, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Debt Securities and any Guarantees thereof, that shall be set forth in any supplemental indenture to either of the Indentures or in any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, and the issuance, sale and delivery of any such Debt Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any of the Obligors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed in paragraphs 4 and 5 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

We note that each of the Indentures (including the provisions set forth therein that would govern any Guarantees) includes a provision stating that such instrument shall be governed by the laws of the State of New York. We have assumed that each certificate representing a Debt Security will be established in accordance with the terms of each of the Indentures and will include a provision stating that such instrument shall be governed by the laws of the State of New York. We also note that the Partnership and the Guarantor are organized under the laws of the State of Delaware. Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any Indenture, Debt Security, Guarantee or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (limited liability company, corporate, partnership or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (limited liability company, corporate, partnership or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware and has the limited partnership power and limited partnership authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under each of the Indentures.

2. The Guarantor is validly existing as a limited partnership and in good standing under the laws of the State of Delaware and has the limited partnership power and the limited partnership authority under the laws of the State of Delaware to issue a Guarantee pursuant to the guarantee provisions of each of the Indentures.

3. Once (a) the general partner of the Partnership has duly taken all necessary action (pursuant to action by the board of directors of such general partner) to authorize and approve the issuance by the Partnership of such Common Units and the terms of the offering thereof and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the general partner of the Partnership (on behalf of the Partnership), the Common Units will be validly issued, and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

4. The Debt Securities that are issued by the Partnership under an Indenture will constitute valid and legally binding obligations of the Partnership, once (a) such Indenture has been validly executed and delivered by the Partnership and by the trustee under such Indenture, (b) a supplemental indenture (to such Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered by the Partnership and by the trustee under such Indenture, or an officer’s certificate (pursuant to such Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Indenture, (c) the general partner of the Partnership has duly taken all necessary action to authorize and approve the issuance by the Partnership of such series of Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Debt Securities have been (i) duly executed and delivered by the Partnership in accordance with the terms of such Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Indenture and (iii) paid for and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement authorized and approved by the general partner of the Partnership (on behalf of the Partnership).

5. Each of the Guarantees by the Guarantor of Debt Securities validly issued under either of the Indentures will constitute a valid and legally binding obligation of the Guarantor, once (a) such Indenture has been validly executed and delivered by the Partnership and by the trustee under such Indenture, (b) a supplemental indenture (to such Indenture) establishing such series of Debt Securities and such Guarantee thereof, has been duly authorized and validly executed and delivered by the Partnership and the Guarantor and by the trustee under such Indenture and (c) all necessary action (partnership, limited liability company or other) has been duly taken by or on behalf of the Partnership to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and by or on behalf of the Guarantor to authorize and approve such Guarantee.

Our opinions in paragraphs 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to any contractual provisions relating to severability or separability.

Our opinions expressed herein are limited to (a) the Delaware Revised Uniform Limited Partnership Act, (b) the Delaware Limited Liability Company Act, and (c) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP